Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 22, 2012, with respect to the financial statements included in the Form 8-K/A of Teavana Holdings, Inc. filed on August 24, 2012. We hereby consent to the incorporation of said report in the Registration Statement of Teavana Holdings, Inc. on Form S-8 (File No. 33-176590, effective August 31, 2011).

/s/ Grant Thornton LLP
Chartered Accountants Licensed Public Accountants

Markham, Canada

August 24, 2012